                                                                Exhibit 10.6.9

                                   LEASE

THIS AGREEMENT made and entered into this 30th day of January , 1997 by and between Larry Bielfeldt, Agent 1603 Visa hereinafter called Lessor and Mark Ruttenberg, hereinafter called Lessee.

WITNESSETH:

1. DEMISE

   Lessor does hereby let and lease to Lessee and Lessee does hereby hire and take from Lessor, designated as Suite 3 at 1603 Visa Dr, Normal, IL consisting of approximately 1800 square feet, heretofore leased by Lessee from Lessor.

2. TERM

   Lessee shall hold the premises for a term of 3 years, beginning on the 1st day of April, 1997 and ending of the 31st day of March, 2000 for the total rental of Sixty four thousand eight hundred________________________ _______& 0/100----------Dollars, payable at the rate of $1,800.00 on the first day of each and every month, in advance, without invoicing by Lessor

Lessee shall have the option to extend the term for 3 successive additional 3 year periods, and will automatically renew unless Lessee gives 60 days notice to vacate.

3. RENT

   The monthly rent for the use and occupancy of the demised premises shall be payable in lawful money of the United States of America at the office of the Lessor, at 3004 G.E. Road Suite #1, Bloomington, Illinois, or such other place as Lessor or its assigns may designate from time to time in writing. The sum of $1,800.00 shall be paid by Lessee concurrently with the execution of this lease, representing rent of the demised premises for the first month of said term, end on the first day of each month thereafter during the term.

Rent during the first extended term shall be $1935.00 per month, $2080.00 per month during the second extended term, and $2236.00 per month during the third extended term, unless Lessee gives 60 day notice to vacate, the original lease is in force. if a lessee is more than 10 days late on payments a penalty of $5.00 per day as long as delinquent.

4. USE & OCCUPANCY

   A. Lessee may use the demised premises only for the purpose of conducting thereon a medical clinic, general office use, including visits from Client, office computer based testing, and retail sales and warehousing.

   B. Lessee agrees not to do or suffer any act the demised premises which will unreasonably interfere with, or impair the use and enjoyment or adjoining premises of office, retail or related uses, or which will endanger the person or property of Lessor, or other tenants, employees, guests, patients or any of them.

   C. The Lessee further agrees not to maintain nor to permit to suffer to be maintained any nuisance, and will not use nor allow the leased premises to be used for any immoral, unlawful or objectionable purpose.

   D. No smoking is allowed inside of the building

5. REPAIRS & MAINTENANCE

   A. Lessor agrees to keep the demised premises including but not limited to heating, air, conditioning, electrical and plumbing systems serving said premises in good repair, and does hereby agree to perform needed repairs within a reasonable time after he has had notice of the need of such.

Lessor does also agree to keep the structural portions of the premises, roof exterior and public areas of said building and grounds in good and attractive repair, including all parking areas. Lessee is responsible for all minor repairs such as light bulbs and insect control.

    B. Lessee agrees to furnish janitor services for the interior of the demised premises, for the cleaning of floors, windows and rest rooms in or about the demised premises, such work to be performed at least with the frequency from time to time for professional offices in said city and to be performed in good and workmanlike manner. Lessee further agrees to keep the interior of the demised premises in good attractive and sanitary condition, and not to permit any condition to exist in any area subject to his control which might reasonably render adjoining or adjacent areas unsanitary.

6.  UTILITIES

    A. Lessee agrees to furnish all their own utilities for heat, air conditioning, light, gas.

    B. Lessee agrees not to overload the electrical, plumbing or sewer systems of the premises nor to dispose of any waste other than normal paper or cardboard boxes.

    C. Lessee agrees to pay promptly for all utilities used by Lessee in connection with the demised premises.

    D. Lessor shall pay all real estate taxes, water, maintenance, dumpster, and common area maintenance on demised premises.

7.  ALTERATIONS & CHANGES

    A. Lessee agrees that it will not make alterations or changes in the demised premises, without Lessor's prior written consent. Lessee may, from time to time, install and remove furniture, fixtures, and equipment appropriate for the use herein authorized

17. NON-WAIVER

    A. No covenant or condition of this lease can be waived except by written consent of both parties, and forbearance or indulgence by either party in any regard whatsoever, shall not constitute a waiver of the covenant or condition to be performed; and until complete performance the other party shall be entitled to invoke any remedy available to him under this lease by law, despite said forbearance or indulgence.

    B. The acceptance of rental due hereunder shall not be a waiver of any breach of any term, covenant or condition of this lease.

18. NOTICE

    Any notice to Lessor provided for herein, shall be deemed to have been served when such notice, addressed to Lessor, has been delivered in person or sent by certified mail with return receipt to the place where rent shall last have been accepted prior to such notice. Any notice to Lessee, as provided herein, shall be deemed to have served when such notice, addressed to Lessee has been delivered in person or sent by certified mail with return receipt to Lessee at 19 Cygnet Crossing, Bloomington, IL 61704 _____________________.

19. BINDING ON ASSIGNEES & PERSONAL REPRESENTATIVE

    This lease shall be binding upon and shall inure to the benefits of the heirs, legatees, devisees, personal representatives, successors and assigns of the respective parties.

20. RULES

    Lessor reserves the right, from time to time, to make reasonable, uniform and non-discriminatory rules for the conduct of Lessee, and which rules shall apply uniformly to adjoining and adjacent premises as well as those demised hereunder, and which shall pertain to the safety, care and cleanliness of the premises. All such rules shall be in writing and shall be delivered to Lessee, and Lessee shall be afforded reasonable opportunity to comply therewith.

21. SUBLEASE

   Lessee may sublet or assign all or any portion of its interest in and to this lease and the demised premises with the prior written consent of Lessor, which Lessor agrees will not be unreasonably withheld; however, no such assignment or sublease shall relieve Lessee of its obligations hereunder.

22. Lessor agrees to finish the lease space in accordance with the plans and following specifications attached to and made part here of as Exhibit 1.

23. Please DO NOT shut off any utilities when vacating unit.

IN WITNESS WHEREOF, the parties have hereunto executed this lease Agreement the day and year first above set forth.

Mark Rullenberg                          LARRY D. BIEJFELDT

BY:  /s/Mark Rullenberg                  /s/Larry D. Biejfeldt as Agent
     ------------------                  ------------------------------
DATE: 1/30/97                            01/30/97
      -------                            --------

                                 SPECIFICATIONS

               For Remodel of Suite 3, 1603 Visa Dr., Normal, IL

1.  Bathrooms to ADA specifications.

2.  Storage Room (Room #6):
    a.  Close entry from kitchen to storage room.
    b.  Add two (2) electrical outlets to south wall.
    c. Install doorway and door (to open to south wall), to enter from reception area.

3.  Reception Area (Room #1)
    a. Build L-shaped receptionist work area 6'6" by 6'6" long by 48" high with 12" counter-top.
    b. Build Desk High counter (12 1/2) around the interior of the L-shaped counter 30" wide.
    c.  Desk high counter to allow 28" high cabinets to be placed underneath.
    d.  Build airlock at entrance 7'x5' per ADA specification.

4.  Office (Room #7)
    a.  Close present doorway, install doorway and door on south end of wall.
    b.  Check ballast in this room for specifications.

5.  Office (Room #2)
    a.  Repair door jam.

6.  Office (Room #4)
    a.  Build-out three offices per specifications.
    b.  Remove door, jam and hardware at entrance.

7.  Replace ceiling tile with new through-out space.

8.  Shampoo carpet throughout space.

9.  Remove wall paper and paint off white throughout space.

10. Remove vinyl baseboard molding and replace with wood.

                                   [graphic]

1603 Visa Dr. - Suite 3
1800 Sq. ft.

                                     LEASE

THIS AGREEMENT made and entered into this 6th day of January 1997 by and between Larry Bielfeldt, Agent 1603 Visa Dr. hereinafter called Lessor and Mark Ruttenberg hereinafter called Lessee.

WITNESSETH:

1. DEMISE

   Lessor does hereby let and lease to Lessee and Lessee does hereby hire and take from Lessor, designated as Suite #2 at 1603 Visa Dr. Normal IL consisting of approximately 700 square feet, heretofore leased by Lessee from Lessor.

2. TERM

   Lessee shall hold the premises for a term of 26 months, beginning on the 1st day of February 1998 and ending of the 31st day of March, 2000 for the total rental of Nineteen thousand five hundred & 00/100 Dollars, payable at the rate of $750.00 on the first day of each and every month, in advance, without invoicing by Lessor.

Lessee shall have the option to extend the term for 3 successive additional 3 year periods, and will automatically renew unless Lessee gives 60 days notice to vacate.

3. RENT

   The monthly rent for the use and occupancy of the demised premises shall be payable in lawful money of the United States of America at the office of the Lessor, at 3004 G.E. Road Suite #1, Bloomington, Illinois, or such other place as Lessor or its assigns may designate from time to time in writing. The sum of $750.00 shall be paid by Lessee concurrently with the execution of this lease, representing rent of the demised premises for the first month of said term, and on the first day of each month thereafter during the term.

Rent during the first extended term shall be $806.25 per month, $866.70 per month during the second extended term, and $931.70 per month during the third extended term, unless Lessee gives 60 days notice to vacate, the original lease is in force. If a lessee is more than 10 days late on payments, a penalty of $5.00 per day as long as delinquent.

4. USE & OCCUPANCY

   A. Lessee may use the demised premises only for the purpose of conducting thereon a medical clinic, general office, computer based testing and retail sales which may include limited printing and/or molding equipment.

   B. Lessee agrees not to do or suffer any act on the demised premises which will unreasonably interfere with, or impair the use and enjoyment or adjoining premises of office, retail or related uses; or which will endanger the person or property of Lessor, or other tenants, employees, guests, patients or any of them.

   C. The Lessee further agrees not to maintain nor to permit to suffer to be maintained any nuisance, nor to commit any waste in or about said demised premises, and will not use nor allow the leased premises to be used for any immoral, unlawful or objectionable purpose.

   D. No smoking is allowed inside of the building.

5. REPAIRS & MAINTENANCE

   A. Lessor agrees to keep the demised premises including but not limited to heating, air conditioning, electrical and plumbing systems serving said premises in good repair, and does hereby agree to perform needed repairs within a reasonable time after he has had notice of the need of such.

Lessor does also agree to keep the structural portions of the premises, roof exterior and public areas of said building and grounds in good and attractive repair, including all parking areas. Lessee is responsible for all minor repairs such as light bulbs and insect control.

   B. Lessee agrees to furnish janitor services for the interior of the demised premises for the cleaning of floors, windows and rest rooms in or about the demised premises, such work to be performed at least with the frequency from time to time for professional offices in said city, and to be performed in good and workmanlike manner. Lessee further agrees to keep the interior of the demised premises in good attractive and sanitary condition, and not to permit any condition to exist in any area subject to his control which might reasonably render adjoining or adjacent areas unsanitary.

6. UTILITIES

   A. Lessee agrees to furnish all their own utilities for heat, air conditioning, light, gas.

   B. Lessee agrees not to overload the electrical, plumbing or sewer systems of the premises nor to dispose of any waste other than normal paper or cardboard boxes.

   C. Lessee agrees to pay promptly for all utilities used by Lessee in connection with the demised premises.

   D. Lessor shall pay all real estate taxes, water, maintenance, dumpster, and common area maintenance on demised premises.

7. ALTERATIONS & CHANGES

   A. Lessee agrees that it will not make alterations or changes in the demised premises, or otherwise commit waste thereon, without Lessor's prior written consent. Lessee may, from time to time, install and remove furniture, fixtures, and equipment appropriate for the use herein authorized.

provided that no such furniture, fixtures or equipment shall be placed in or used or suffered to remain upon the demised premises, if the same shall damage said premises, or shall unreasonably interfere with the use and enjoyment of adjourning or adjacent premises.

   B. In the event that Lessee shall make alterations or changes in the premises, with the prior written consent of the Lessor, Lessee agrees not to do or suffer any act which gives rise to a mechanic's lien or materialmen's lien.

   C. In the event that Lessee shall with the consent of Lessor, install trade fixtures or equipment in the premises, in such a way that removal of the same shall leave the premises with apparent damage, Lessee shall repair said damage at its expense at the time of the removal of said fixtures or equipment.

8. HOLDING OVER

   If the Lessee shall hold-over after the expiration of the term of this Lease, any such hold-over tenancy shall be a month to month, or like, tenancy. During such tenancy, Lessor and Lessee will be bound by all of the terms, covenants and conditions as herein specified, so far as applicable.

9. BANKRUPTCY & INSOLVENCY

   A. This lease or the interest of Lessee, or of any permitted assignee hereunder, shall not be subject to garnish or sale under execution, as a result of any suit or proceeding which may be brought against said Lessee or any assignee or said Lessee; a general assignment by Lessee for the benefit of creditors, or any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this lease by Lessee; in such event, this lease shall not be treated as an asset of the Lessee after such general assignment for the benefit of creditors or after an adjudication of bankruptcy.

   B. This lease shall not, nor shall any interest therein, be assignable as to the interest of Lessee, by operation of law, without the written consent of the Lessor.

10. PARKING SPACES

   Lessor agrees it will furnish and maintain a parking lot suitable and conveniently placed for use in connection with the building, in which the demised premises are situated. Lessor agrees to be responsible for all snow removal from parking area.

11. INSURANCE

   A. Landlord shall provide fire and extended coverage insurance and liability upon building. Tenant shall provide liability insurance in the amount of $500,000 for property damage and $1,000,000 in liability.

   B. Lessee hereby releases Lessor of and from any damage or claim of damage to the personal property of Lessee on the demised premises, owned or used by Lessee or the agents, employees or partners of Lessee, occurring by reason of any fire or other casualty, and agrees to hold Lessor harmless therefrom.

12. DAMAGE OR DESTRUCTION OF PREMISES

   A. In the event the demised premises are damaged or destroyed by fire or other casualty, Lessor agrees to proceed with reasonable diligence and dispatch to repair and restore the same provided, however, that if said premises are rendered substantially or wholly untenantable by reason of such premises impractical, then Lessor may by notice to Lessee within 30 days after such fire or other casualty, cancel and terminate this lease. Lessee shall have the same reciprocal right.

   B. In the event that the premises are rendered untenantable in whole or in part, by fire or other casualty, the rent hereunder shall therefore abate until such time as said premises are again rendered fully tentable.

13. DEFAULT & REMEDIES

   A. In the event that Lessee shall fail to pay any money required of it hereunder, within 15 days after notice from Lessor of his failure to do so, or if Lessee defaults in any other covenant herein required of him, and fails to cure such default within 15 days after notice, in writing, from Lessor of such default, or if the Lessee makes an assignment for the benefit of Creditors or files his petition in bankruptcy or for adjustment of his indebtedness under the bankruptcy laws, or is adjudicated bankrupt, then Lessor may, by written notice to Lessee cancel this lease.

   B. In the event of termination of the lease, for whatever cause, Lessee agrees to deliver immediate possession of the demised premises to Lessor, and to remove all of his effects from the premises within ten (10) working days after notice in writing.

   C. In the event that Lessee shall fail to perform any covenant herein required of him, after notice in writing, if Lessee fails to perform within a reasonable time, then Lessor may, if he so desires, perform such covenant; and the actual and reasonable costs thereof to Lessor, shall forthwith be reimbursed to Lessor by Lessee. Failure of Lessee to reimburse Lessor, after notice thereof, shall constitute an additional breach by Lessee, after notice, shall not constitute a waiver of said breach of covenant.

   D. In the event that Lessor shall be in breach of any of Lessor's warranties, representations and covenants hereunder, if Lessor fails to cure the breach within a reasonable time, in addition to all other remedies available to Lessee, Lessee may cure said default and shall thereby have an offset against rents becoming due and payable and shall exercise said right to the extent of any sums expended, including reasonable attorney fees, to cure Lessor's default.

    E. Upon default by Lessee of any provisions contained within this lease, Lessor may accelerate the balance due or to become due during the term of this lease agreement so that it is immediately due, and may declare this lease at an end the landlord does not waive any rights it may have hereunder any may pursue any remedies allowed by law. Lessee agrees to pay all costs of collection including but not limited to court costs and reasonable attorney's fees incurred by Lessor, in enforcing by legal action or otherwise any of the Lessor's rights under this lease agreement or under any law of this state.

14. ACCEPTANCE & SURRENDER OF PREMISES
    By entry hereunder, Lessee accepts the premises as being in good and sanitary order, and agrees upon termination of this lease for whatever reason, to surrender to Lessor all said premises, in the same condition as when received, reasonable use and wear thereof and damage by fire, acts of God or by the elements excepted and to remove all of Lessee's affects and signs from the premises.

15. ENTRY BY OWNER
    A. Lessee shall permit Lessor and his agents to enter into and upon said premises at all reasonable times and with reasonable notice for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any portion of said building, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required.

    B. During the last 2 months of the term and during any extension thereof, Lessor and his agents may enter the premises at all reasonable times with reasonable notice to the Lessee for the purpose of showing the same to prospective tenants.

16. MORTGAGE BY LESSOR
    A. It is understood that Lessor contemplates placing one or more mortgages or deed of trust upon the premises for purposes of financing construction thereon. In connection therewith, Lessor also contemplates assigning all or a part of his rights under and by virtue of this lease. If so required by the lending agency, Lessee agrees to acknowledge receipt of notice of any such assignment, when presented to it and agrees to pay the rentals due under this lease directly to such assignee if so assigned by Lessor.

    B. Lessee is hereby given the right to make payment of any defaulted payment by Lessor under any deed of trust or mortgage which is a lien upon or against the demised premises, and to deduct the amounts so paid from the rent thereafter accruing under the terms of this lease.

17. NON-WAIVER
    A. No covenant or condition of this lease can be waived except by written consent of both parties, and forbearance or indulgence by either party in any regard whatsover, shall not constitute a waiver of the covenant or condition to be performed, and until complete performance the other party shall be entitled to invoke any remedy available to him under this lease by law, despite said forbearance or indulgence.

    B. The acceptance of rental due hereunder shall not be a waiver of any breach of any term, covenant or condition of this lease.

19. NOTICE
    Any notice to Lessor provided for herein, shall be deemed to have been served when such notice, addressed to Lessor, has been delivered in person or sent by certified mail with return receipt to the place where the rent shall last have been accepted prior to such notice. Any notice to Lessee, as provided herein, shall be deemed to have served when such notice, addressed to Lessee has been delivered in person or sent by certified mail with return receipt to Leasee at 3016 Wisteria Lane, Bloomington IL 61704.

19. BINDING ON ASSIGNEES & PERSONAL REPRESENTATIVE
    This lease shall be binding upon and shall inure to the benefits of the heirs, legalees, devisees, personal representatives, successors and assigns of the respective parties.

20. RULES
    Lessor reserves the right, from time to time, to make reasonable, uniform and non-discriminatory rules for the conduct of Lessee, and which rules shall apply uniformly to adjoining and adjacent premises as well as those demised hereunder, and which shall pertain to the safety, care and cleanliness of the premises. All such rules shall be in writing and shall be delivered to Lessee, and Lessee shall be afforded reasonable opportunity to comply therewith.

21. SUB LEASE
    Lessee may sublet or assign all or any portion of its interest in and to this Lease and the demised premises with the prior written consent of Lessor, which Lessor agrees will not be unreasonably withheld, however, no such assignment or sublease shall relieve Lessee of its obligations hereunder.

22. Lessor agrees to finish the lease space in accordance with the plans and following specifications attached to and made part here of as Exhibit 1.

23. Please DO NOT shut off any utilities when vacating unit.

24. All utilities are to be transferred to Lessor at time of lease termination.

25. Lessee must provide Lessor with an operable key to premises per City Fire Code. All keys must be returned to Lessor at time of vacating premises.

IN WITNESS WHEREOF, the parties have hereunto executed this lease Agreement the day and year first above set forth.


    Mark Ruttenberg                          LARRY D. BIELFELDT

BY: Mark Ruttenberg                      BY: Larry D. Bielfeldt [unreadable]
    ---------------                          ------------------
DATE:  1/13/98                                  1/13/98
     --------------                          ------------------

                             SPECIFICATIONS

1. Install solid core door with small window in far west corner of north wall in the reception area of suite #2 (see attached floor plan).

2. Clean Carpet.

3. General Cleaning of Suite #2.

                             [FLOOR PLAN]

                              1603 VISA
                              SUITE 2
                              NORMAL, IL